Exhibit 99.1

TSX:IN NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed to Present at Canaccord Genuity’s 5th Annual Global Cannabis Conference on May 11th, 2021

Vancouver, BC – May 4th, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM; TSX:IN), a clinical-stage company developing cannabinoid-based pharmaceutical drug candidates and leading the clinical development of cannabinol (“CBN”), today announced that Eric. A. Adams, President and CEO of InMed, will be presenting at Canaccord Genuity’s 5th Annual Global Cannabis Conference on Tuesday, May 11th, which is being held virtually this year. Details on the conference and how to participate are below.

Conference Details

Date: Tuesday, May 11th, 2021

Presentation Details: Tuesday, May 11th at 2:30-2:55pm EDT

Presentation Link: https://wsw.com/webcast/canaccord55/inm/2252448

Eric A. Adams and Bruce Colwill, InMed’s Chief Financial Officer, will also be conducting 1x1 meetings throughout the conference with institutional investor groups and family offices. In order to schedule a meeting, please do so through the conference portal or reach out to info@inmedpharma.com. Information on this event will also be posted on InMed’s event page, which can be found at: www.inmedpharma.com/about/events.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”), in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact: Edison Group

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: presenting at Canaccord Genuity’s 5th Annual Global Cannabis Conference; leading the way in the clinical development of cannabinol (CBN); developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; and delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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